Exhibit 10.5

VOTING SUPPORT AND NON-REDEMPTION AGREEMENT

THIS VOTING SUPPORT AND NON-REDEMPTION AGREEMENT (this “Agreement”), dated as of June 12, 2026, is made and entered into by and among the undersigned shareholder (the “Buyer”) and M3-Brigade Acquisition V Corp., a Cayman Islands exempted company incorporated with limited liability (the “SPAC”), MI7 Sponsor, LLC, a Delaware limited liability company (the “Seller”), ReserveOne, Inc., a Delaware corporation (“ReserveOne”), and ReserveOne Holdings, Inc., a Delaware corporation (“R-1 Holdings”).

Unless otherwise stated herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the prospectus relating to the registration statement on Form S-1 of M3-Brigade Acquisition V Corp. first filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 5, 2024 (Registration No. 333-279951), as amended and as declared effective on July 31, 2024, and as may be supplemented or post-effectively amended from time to time.

RECITALS

WHEREAS, the SPAC was incorporated on March 12, 2024, and consummated an initial public offering of its units on August 2, 2024, generating gross proceeds of $287,500,000 (the “IPO”);

WHEREAS, the Class A ordinary shares, par value $0.0001 per share, constituting Public Shares of the SPAC (“Class A Shares”), and associated warrants to purchase Class A Shares (“Listed Warrants”), and units of the SPAC are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “MBAV”, “MBAVW” and “MBAVU”, respectively;

WHEREAS, the Seller is the sponsor of the SPAC and owns and holds 8,337,500 private placement warrants issued by the SPAC (the “Private Placement Warrants”);

WHEREAS, the SPAC, ReserveOne, R-1 Holdings and certain other parties entered into a business combination agreement dated July 7, 2025 (the “Business Combination Agreement”);

WHEREAS, the SPAC and Cantor Fitzgerald & Co., as representative of the underwriters thereto, are parties to that certain Underwriting Agreement, dated as of July 31, 2024 (the “Underwriting Agreement”);

WHEREAS, the SPAC and Continental Stock Transfer & Trust Co., as trustee (the “Trustee”), are parties to that certain Investment Management Trust Agreement, dated as of July 31, 2024 (the “Trust Agreement”);

WHEREAS, the SPAC intends to amend the SPAC’s Amended and Restated Memorandum and Articles of Association (the “Articles”) substantially in the form attached hereto as Exhibit I (the “Charter Amendment”);

WHEREAS, the SPAC intends to amend the Trust Agreement to incorporate provisions for the release of interest from the SPAC’s trust account (“Trust Account”) as permitted by the Charter Amendment (the “Trust Amendment” and together with the Charter Amendment, the “Amendments”);

WHEREAS, the Buyer, the SPAC, the Seller, ReserveOne and R-1 Holdings desire to enter into this Agreement whereby the Buyer agrees, among other things, (i) to vote the Buyer Shares (as defined herein) in favor of the proposed Amendments, (ii) not to exercise any right to redeem the Buyer Shares in connection with the Amendments, and (iii) to reverse and revoke any prior redemption elections made with respect to the Buyer Shares in connection with the Amendments;

WHEREAS, as consideration for the Buyer to enter into this Agreement, the Seller agrees to sell, assign, transfer, convey and deliver to the Buyer the number of the Seller’s Private Placement Warrants set forth on the signature page hereto (the “Transferred Warrants”);

WHEREAS, the SPAC, the Seller, ReserveOne and R-1 Holdings are entering into similar agreements with certain other SPAC shareholders (the “Other Agreements”); and

WHEREAS, in connection with this Agreement, certain of the parties hereto are, as of even date herewith, are entering into the following additional agreements (the “Additional Agreements”):

●	Mutual Termination Agreement, by and between the SPAC and ReserveOne (the “BCA Termination Agreement”);

●	Joinder Agreement by and between the SPAC and Buyer (the “Registration Rights Joinder”) in connection with that certain Registration Rights Agreement, dated as of July 31, 2024, by and among the SPAC, the Seller (as assignee of M3-Brigade Sponsor V LLC) and Cantor Fitzgerald & Co. (the “Registration Rights Agreement”);

●	Joinder Agreement, by and between the SPAC and Buyer (the “Letter Agreement Joinder”) in connection with that certain Letter Agreement, dated as of July 31, 2024, by and among the SPAC, the Seller, and the other parties thereto (the “Letter Agreement”); and

●	Assignment of Private Placement Warrants, by and between the Seller and Buyer (the “Warrant Assignment”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

1. Buyer’s Ownership. The Buyer represents and warrants that, as of the date hereof, it is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of Class A Shares set forth on the signature page hereto (the “Buyer Shares”). Furthermore, the Buyer represents and warrants that as of the date hereof, the Buyer and its Affiliates own the Buyer Shares, which shares are subject to the covenants set forth in this Agreement, whether or not such shares are “beneficially owned” under the Exchange Act. For purposes of this Agreement, (i) the term “Affiliate” or “Affiliates” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (ii) the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and (iii) the term “Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity. In the event that Buyer does not own any Class A Shares as of the date hereof and is executing this Agreement in anticipation of its potential acquisition of Class A Shares following the date hereof, Buyer shall provide prompt written notice to the SPAC and the Seller of its acquisition of any Class A Shares after the date hereof, and upon receipt of such notice, such Class A Shares shall be deemed to constitute “Buyer Shares” for all purposes under this Agreement. The amount of Transferred Warrants to be assigned to Buyer shall be equal to the product of (a) 0.5 multiplied by (b) the number of Buyer Shares owned by Buyer after giving effect to such acquisition. Buyer’s signature page to this Agreement shall, without further action on the part of the SPAC, Seller or Buyer, be deemed to be revised to reflect (i) the Buyer Shares owned by Buyer following such acquisition and (ii) the amount of Transferred Warrants to be assigned to Buyer based on the amount of Buyer Shares owned following such acquisition.

2. Covenant to Vote. In consideration of the terms of this Agreement, with respect to all Class A Shares owned by the Buyer and its Affiliates as of the record date for any meeting of the SPAC’s shareholders, solely in their respective capacity as a shareholder of the SPAC, at any meeting of the SPAC’s shareholders, or in any other meeting or circumstance in which the vote, consent or other approval of the SPAC’s shareholders is sought to approve the Amendments (any such meeting, a “Covered Meeting”), the Buyer and its Affiliates hereby irrevocably agree that if a meeting is held, to be present for any such meeting, and to vote (in person or by proxy), or, if voting is permitted by written consent, to execute and deliver a written consent covering, all Class A Shares owned by the Buyer and its Affiliates in favor of the Amendments and cause all such shares to be counted as present thereat for purposes of establishing a quorum. For the avoidance of doubt, nothing in this Agreement shall be construed to require Buyer and its Affiliates to vote in favor of any other proposal other than the Amendments.

3. Matters Related to Voting Commitment. In consideration of the terms of this Agreement, the Buyer further agrees, with respect to all Class A Shares owned as of the date hereof or hereafter acquired by the Buyer or its Affiliates, solely in their respective capacity as a shareholder of the SPAC, during the period from, and including, the date hereof through, and including, the date on which the Amendments are approved by the SPAC shareholders:

(a) not to deposit, and to cause its Affiliates not to deposit, any such Class A Shares in a voting trust or subject any such Class A Shares to any arrangement or agreement with respect to the voting of such Class A Shares, unless specifically requested to do so by the SPAC; and

(b) not to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of any capital shares of the SPAC in connection with any vote or other action with respect to the Amendments, other than to recommend that shareholders of the SPAC vote in favor of the Amendments and any other proposal the approval of which is a condition to the obligations of the parties hereunder.

4. Non-Redemption Agreement.

(a) The Buyer and its Affiliates hereby waive any right that they may have to elect to have the SPAC redeem any Buyer Shares owned as of the date hereof in connection with the Amendments and covenants and agrees not to redeem or otherwise exercise any right to redeem the Buyer Shares in connection with the Amendments and to reverse and revoke any prior redemption elections made with respect to the Buyer Shares in connection with the Amendments. For the avoidance of doubt, nothing in this Agreement shall be construed to require the Buyer and its Affiliates to waive any redemption right that they may have to elect to have the SPAC redeem any Buyer Shares in connection with any matter other than the vote regarding the approval of the Amendments, including, for the avoidance of doubt, the approval of any future amendment to the Articles or in connection with any business combination involving the SPAC.

(b) Notwithstanding the foregoing, nothing in this Section 4 shall prohibit the Buyer or its Affiliates from redeeming such number of Class A Shares as is necessary to ensure that the beneficial ownership of the Buyer and its Affiliates does not exceed 9.9% of the Class A Shares outstanding immediately following the effective date of the Amendments (after giving effect to all redemptions in connection therewith) (the “9.9% Ownership Limit”), taking into account, for purposes of calculating such beneficial ownership, any Class A founder shares issued or issuable to the Buyer or its Affiliates upon conversion of any Class B ordinary shares, par value $0.0001 per share, of the SPAC, to the extent received in a private sale with the Seller. Any redemption or Transfer effected solely to comply with the 9.9% Ownership Limit shall not constitute a breach of this Agreement. To the extent Buyer or its Affiliates redeem any Class A Shares pursuant to this Section 4(b), Buyer shall provide prompt written notice to the SPAC and Seller of such redemption, and upon receipt of such notice, the number of Class A Shares deemed to constitute “Buyer Shares” for all purposes under this Agreement shall be reduced by the number of Class A Shares redeemed. The amount of Transferred Warrants to be assigned to Buyer shall be equal to the product of (a) 0.5 multiplied by (b) the number of Buyer Shares owned by Buyer after giving effect to such redemption. If Buyer acquires Class A Shares following the date hereof as contemplated above, Buyer’s signature page to this Agreement shall, without further action on the part of Seller or Buyer, be deemed to be revised to reflect (i) the Buyer Shares owned by Buyer following such redemption and (ii) the amount of Transferred Warrants to be assigned to Buyer based on the amount of Buyer Shares owned following such redemption.

5. No Hedging or Transfers of the Buyer Shares. The Buyer covenants and agrees that neither it, nor any Person or entity acting on its behalf or pursuant to any understanding with it, will, from the execution of this Agreement until the later of (a) the first business day following the effective date of the Amendments or (b) the expiration of any redemption rights held as a holder of Class A Shares with respect to the Amendments: (i) engage in any hedging transactions or Short Sales (as defined herein) with respect to securities of the SPAC, (ii) offer for sale, sell (including Short Sales), transfer (including by operation of law), place a lien on, pledge, convert, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) or encumber (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement, arrangement, undertaking or understanding (including any profit-sharing arrangement) with respect to, or consent to, a direct or indirect Transfer of, any or all of the Buyer Shares, and any other Class A Shares owned by the Buyer and its Affiliates, or (iii) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder. Notwithstanding anything to the contrary in this Section 5 (and subject to Section 25), in the event that (1) any meeting of the SPAC’s shareholders is held in which the vote, consent or other approval of the SPAC’s shareholders is sought to approve the Amendments (and such meeting is not adjourned prior to any vote to approve the Amendments being taken) and the Amendments are not approved by the requisite vote of the SPAC’s shareholders, or (2) the Closing does not occur by 11:59 p.m. EST on August 2, 2026, then any restrictions on the Transfer of the Buyer Shares in this Section 5 shall have no further force or effect. For purposes of this Agreement, “Short Sales” shall include, without limitation, (A) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, (B) all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and (C) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, the restrictions in this Section 5 shall not prohibit, and shall not be deemed breached by: (1) any redemption or Transfer of Class A Shares necessary to comply with the 9.9% Ownership Limit set forth in Section 4; (2) any Transfer to an Affiliate of the Buyer that executes a joinder agreeing to be bound by the terms of this Agreement; (3) any pledge or margin arrangement existing as of the date hereof, or entered into in the ordinary course as part of prime brokerage or similar financing arrangements; and (4) any hedging or derivative transaction, so long as the Buyer retains beneficial ownership of, and the sole power to vote, the Buyer Shares and any other Class A Shares owned by Buyer in accordance with Section 2.

6. Charter Amendments. The terms of the Charter Amendment include the following:

(a) extending the date by which the SPAC must consummate an initial business combination by 12 months (to August 2, 2027);

(b) permitting the SPAC, following the effective date of the Amendments after all redemptions pursuant to the exercise of redemption rights arising in connection with the Amendments have been settled, to withdraw up to an aggregate amount of interest earned on the funds held in the Trust Account in an amount equal to $0.10 for each Class A Share issued in the IPO that is not redeemed and remains outstanding immediately following the effective date of the Amendments, of which (i) $1,000,000 will be used to pay the Ordinary Course Expenses (as defined herein) and (ii) any amounts in excess of such $1,000,000 will be used to pay Covered Expenses (as defined herein);

(c) changing the SPAC’s legal name to Velos Acquisition I Corp.;

(d) removing Article 49.12 (fairness opinion requirement) from the Articles in its entirety; and

(e) such other modifications to the Articles as may be necessary to give effect to amendments (a) – (d).

7. Grant of Proxy.  In the event that the Buyer fails to vote its Class A Shares by proxy by the date that is one (1) business day prior to the date of the Covered Meeting, the Buyer hereby grants to the SPAC, and any individual designated in writing by the SPAC, a proxy and power of attorney (with full power of substitution and resubstitution) for and in such Buyer’s name, solely to vote all Class A Shares owned by Buyer in favor of the Amendments in the manner contemplated by Section 2. Such proxy shall be coupled with an interest, irrevocable, shall be limited to curing the Buyer’s voting obligations with respect to the Amendments, and shall expire automatically upon shareholder approval of the Amendments.

8. Transferred Warrants.

(a) Subject to the terms and conditions set forth herein, in consideration of the representations, covenants and agreements of the Buyer contained in this Agreement, at the Closing (as defined herein), the Seller shall assign, transfer, convey and deliver to the Buyer, all of the Seller’s right, title, and interest in and to the Transferred Warrants pursuant to the Warrant Assignment being executed and delivered simultaneously with this Agreement. The Transferred Warrants shall be free and clear of any mortgage, pledge, lien, charge, security interest, claim, or other encumbrance (“Encumbrance”), other than any encumbrances that may exist as a result of applicable securities laws, the Letter Agreement, the Registration Rights Agreement, the Underwriting Agreement, and the Articles and other governing documents of the SPAC, as amended by the Amendments (collectively, the “Permitted Encumbrances”).

(b) The SPAC shall deliver a corresponding instruction to the SPAC’s transfer agent or registered office (as the case may be), to update its records accordingly, and, if requested or required by such transfer agent or registered office (as the case may be), the SPAC will cause its counsel to issue an opinion to such transfer agent that the sale of the Transferred Warrants may be made without registration under the Securities Act of 1933, as amended (the “Securities Act”).

(c) The SPAC shall register the resale of the Transferred Warrants under the Securities Act pursuant to the terms and conditions of the Registration Rights Agreement. The Buyer shall be required to become a party to the Letter Agreement and the Registration Rights Agreement solely with respect to the Transferred Warrants, pursuant to the Letter Agreement Joinder and the Registration Rights Joinder, respectively.

(d) Buyer shall provide all other deliverables that reasonably may be required for the execution, delivery, and performance of this Agreement and the transactions contemplated herein.

9. Investment Purpose. The Buyer is acquiring the Transferred Warrants solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Buyer acknowledges that the Transferred Warrants are not registered under the Securities Act, or registered under any state securities laws, and that the Transferred Warrants may not be transferred or sold except pursuant to the registration provisions of the Securities Act, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

10. Accredited Investor. The Buyer hereby represents and warrants that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the securities offered under this Agreement, is making the investment for its own account (or for one or more accounts with respect to which it exercises sole investment discretion) and for investment purposes only and not with a view to distribution, is able to bear the economic risk of such investment, and can afford a complete loss of such investment.

11. SPAC Liabilities.

(a) The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place upon the effective date of the Amendments (the “Closing Date”). As of the Closing Date, the SPAC will have no accrued and unpaid liabilities (including all known, estimated, contingent or deferred liabilities of the SPAC, regardless of whether set forth on the SPAC’s balance sheet) except for (i) the accrued expenses that are due and payable as of the Closing Date (the “Covered Expenses”), which will be paid promptly after the Closing Date, (ii) the deferred liabilities set forth on Schedule A hereto (collectively, the “Deferred Liabilities”) that are due and payable upon the consummation of the SPAC’s business combination, and (iii) Ordinary Course Expenses (as defined herein) which will be paid in the ordinary course.

(b) As of the Closing, except for Covered Expenses, Deferred Liabilities or Ordinary Course Expenses, (i) there will be no unpaid compensation owed by the SPAC or Seller to any officers, directors or advisors of the SPAC, and (ii) the SPAC has no other tax liability or obligations outstanding, other than any accrued franchise or similar taxes owed to the applicable authorities in the Cayman Islands, which have not yet become due and payable. As of the Closing Date, the Covered Expenses, the Deferred Liabilities and Ordinary Course Expenses will constitute all liabilities of the SPAC (whether accrued, disputed, contingent, or otherwise, and whether due or to become due), and represent all accrued liabilities known to Seller. Except for the (x) the Underwriting Agreement, (y) the Engagement Letter dated June 11, 2025, between the SPAC and Lincoln Financial LLC (the “Lincoln Engagement Letter”), and (z) the Sponsor Notes (as defined in Schedule A attached hereto), Seller has no agreement with any third party to pay, or cause the SPAC to pay, any fee contingent on consummation of a business combination. Notwithstanding the foregoing, expenses incurred by the SPAC in the ordinary course, including without limitation with respect to legal, accounting, printing, insurance, trust and stock transfer services, not in excess of $1,000,000 in the aggregate (the “Ordinary Course Expenses”) shall not cause the representations and warranties contained in this Section 11 to be deemed to be incorrect in any material respect.

12. Registration Rights. As soon as practicable following the Closing (and in any event within forty-five (45) days following the Closing), the SPAC shall prepare and file with the SEC a Registration Statement on Form S-1 (the “Registration Statement”) covering the resale of all Class A Shares the Buyer purchased from Cantor Fitzgerald & Co. , if any, for an offering to be made on a continuous basis pursuant to Rule 415 promulgated by the SEC pursuant to the Securities Act. The SPAC shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act, through one or more post-effective amendments to such Registration Statement or any required prospectus supplements, until the date that all such shares included in the Registration Statement have been sold or can be sold publicly under Rule 144 by the Buyer without volume limitations and without the requirement that there be adequate current public information with regards to the SPAC. Upon notification by the SEC that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the SPAC shall request acceleration of such Registration Statement within five (5) trading days after receipt of such notice. It shall be a condition precedent to the obligations of the SPAC to complete the registration pursuant to this Section 12 that the Buyer furnish to the SPAC such information reasonably requested by the SPAC to effect such registration and the Buyer complete and execute such documents in connection with such registration as the SPAC may reasonably request.

13. Covenants and Acknowledgements.

(a) Each of the Seller and the SPAC acknowledges and agrees that liabilities incurred by the SPAC after the Closing will remain the responsibility of the SPAC and will be paid or otherwise settled by the SPAC. The SPAC will be responsible for the payment of Covered Expenses and future obligations related to the ongoing operation of the SPAC, including the Deferred Liabilities and Ordinary Course Expenses.

(b) Upon the execution and delivery of this Agreement by the parties hereto, the SPAC, ReserveOne and R-1 Holdings agree to execute and deliver the BCA Termination Agreement.

(c) Promptly after the Closing, ReserveOne agrees to pay or settle all of its accrued liabilities as of the Closing Date.

(d) If, prior to the Closing, Seller or the SPAC enters into any Other Agreement (or amends or modifies any existing Other Agreement) with any Person for any term in any voting and non-redemption agreement entered into in connection with such Other Agreement that is more favorable to such Person than the corresponding term in this Agreement, then Seller shall promptly (and in any event within five (5) business days) provide Buyer with written notice thereof together with a copy of such Other Agreement or amendment, and Buyer shall thereupon be entitled (exercisable by written notice to Seller within ten (10) business days of receipt of such notice, in Buyer’s sole discretion) to elect to have the corresponding terms of this Agreement amended (with retroactive effect to the date hereof) to incorporate such more favorable terms.

14. Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

15. Cumulative Remedies. The rights and remedies provided in this Agreement cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

16. No Third-Party Beneficiaries. Except as provided in Section 17, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

17. Releases.

(a) Each of the SPAC, the Seller, ReserveOne and R-1 Holdings, generally releases and discharges each of the Buyer and its predecessors, successors (by merger or otherwise), parents, subsidiaries, Affiliates and assigns, together with each and every of their respective present, past and future officers, directors, shareholders, employees, representatives and agents and the family members, heirs and executors of same (collectively referred to herein as the “Buyer Parties”) from any and all claims, actions, causes of action, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, promises, controversies, complaints, debts, dues, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown (“Claims”), that each of the SPAC, the Seller, ReserveOne and R-1 Holdings ever had now has against the Buyer or any other member of the Buyer Parties arising out of or in connection with the (i) Subscription Agreements dated as of July 7, 2025, by and among ReserveOne, R-1 Holdings, the SPAC and the Buyer (the “Subscription Agreements”), (ii) Business Combination Agreement and (iii) termination of any of the foregoing, including, without limitation, any and all Claims for attorneys’ fees and costs with respect to the released Claims; provided that the foregoing is not intended to and shall not have the effect of limiting the ability of the SPAC, the Seller, ReserveOne and R-1 Holdings to enforce this Agreement.

(b) The Buyer generally releases and discharges each of the SPAC, the Seller, ReserveOne and R-1 Holdings and each of their predecessors, successors (by merger or otherwise), parents, subsidiaries, Affiliates and assigns, together with each and every of their respective present, past and future officers, directors, shareholders, employees, representatives and agents and the family members, heirs and executors of the same (collectively referred to herein as the “Seller Parties”) from any and all Claims that the Buyer ever had or now has against each of the SPAC, the Seller, ReserveOne and R-1 Holdings or any other member of the Seller Parties arising out of or in connection with the (i) Subscription Agreements, (ii) Business Combination Agreement, and (iii) termination of any of the foregoing, including, without limitation, any and all Claims for attorneys’ fees and costs with respect to the released Claims; provided that the foregoing is not intended to and shall not have the effect of limiting the ability of the Buyer to enforce this Agreement.

(c) Each party represents and warrants that it has not heretofore transferred or assigned, or purported to transfer or assign, to any person, firm, or corporation, any Claims, actions, suit, proceeding, governmental investigation or exchange inquiry, liabilities or indemnities herein released. Each party further represents and warrants that neither it nor any assignee has filed any lawsuit against any other party.

18. Representations and Warranties of the SPAC, the Seller, ReserveOne and R-1 Holdings. Except as otherwise specified below in this Section 18, each of the SPAC, the Seller, ReserveOne and R-1 Holdings, severally and not jointly, represents and warrants to, and agrees with, the Buyer that:

(a) Power and Authority. Such party is the type of entity indicated in the preamble to this Agreement and is duly formed and validly existing and in good standing as such type of entity under the laws of the place of its formation and possesses all requisite entity power and authority to enter into this Agreement and to perform all of the obligations required to be performed by it hereunder.

(b) Authority. All corporate action on the part of such party and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of such party required pursuant hereto has been taken. This Agreement has been duly executed and delivered by such party and (assuming due authorization, execution and delivery by the Buyer) constitutes such party’s legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

(c) Title to Transferred Warrants. The Seller is the record and beneficial owner of, and has good and marketable title to, the Transferred Warrants and will, immediately prior to the transfer of the Transferred Warrants to the Buyer, be the record and beneficial owner of the Transferred Warrants, in each case, free and clear of all Encumbrances other than the Permitted Encumbrances. The Transferred Warrants are duly authorized, validly issued, fully paid and non-assessable. The Transferred Warrants to be transferred, when transferred to the Buyer as provided herein, will be free and clear of all Encumbrances other than the Permitted Encumbrances.

(d) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such party of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) such party’s governing documents, (ii) any agreement or instrument to which such party is a party or by which it is bound or (iii) any law, statute, rule or regulation to which such party is subject or any order, judgment or decree to which such party is subject. Such party is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement in accordance with the terms hereof.

(e) No General Solicitation. The Seller has not offered the Transferred Warrants by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(f) Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by such party in connection with the sale of the Transferred Warrants nor is such party entitled to or will accept any such fee or commission.

(g) Transfer Restrictions. Until the earlier of the (i) transfer of the Private Placement Warrants pursuant to the terms hereof or (ii) termination of this Agreement, the Seller agrees that it will not Transfer the Transferred Warrants or any interest therein or right referencing or related thereto, to any person or entity.

(h) No Pending Actions. There is no action pending against such party or, to such party’s knowledge, threatened against such party or the other parties hereto, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such party of its obligations under this Agreement

(i) Reliance on Representations and Warranties. Such party understands and acknowledges that the Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such party set forth in this Agreement.

19. Governing Law. All matters arising out of or relating to this Agreement and all related documents shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision.

20. Submission to Jurisdiction. Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement or the transactions contemplated hereby may be instituted only in the federal courts of the United States of America or the courts of the State of New York, in each case located in the Borough of Manhattan in New York City, State of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

21. Expenses. Except as otherwise specifically stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

22. Counterparts. This Agreement may be executed in any number of counterparts, including by electronic transmission, each of which shall be deemed an original but all of which together shall constitute the same instrument.

23. Waiver Against Trust. The Buyer hereby agrees, on behalf of itself and the other members of the Buyer Parties, that, notwithstanding anything to the contrary in this Agreement, solely in its capacity as a holder of Transferred Warrants (and not in its capacity as a holder of any Class A Shares constituting Public Shares), neither the Buyer nor any other member of the Buyer Parties shall have or shall at any time thereafter have any Claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any Claim against the Trust Account (including any distributions therefrom), regardless of whether such Claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between the Seller, the SPAC, ReserveOne, R-1 Holdings or their respective Affiliates, on the one hand, and the Buyer or its Affiliates, on the other hand, or any other matter, and regardless of whether such Claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Trust Released Claims”). The Buyer, on behalf of itself and the other member of the Buyer Parties, hereby irrevocably waives any Trust Released Claims that the Buyer or any other member of the Buyer Parties may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Buyer, Seller, the SPAC, ReserveOne, R-1 Holdings or their respective Affiliates). The Buyer agrees and acknowledges that such irrevocable waiver by it is material to this Agreement and specifically relied upon by the Seller and its Affiliates to induce it to enter into this Agreement, and the Buyer further intends and understands such waiver to be valid, binding and enforceable against the Buyer and each other member of the Buyer Parties under applicable law. Notwithstanding anything to the contrary in this Section 22, the foregoing waiver shall not limit, waive, release, or otherwise affect the Buyer’s right (in its capacity as a public shareholder of the SPAC) to receive (i) pro-rata distributions from the Trust Account in respect of any Class A Shares constituting Public Shares in connection with any redemption of such Class A Shares constituting Public Shares pursuant to the SPAC’s organizational documents or in connection with the dissolution or liquidation of the SPAC, and (ii) any distributions in respect of any termination fee, expense reimbursement, or similar payment received by the SPAC from any third party that is, by the terms of such payment or by operation of the SPAC’s organizational documents or the Trust Agreement, payable to or distributable among the holders of Class A Shares generally, provided that no provision of this Section 22 shall limit any obligation of the Buyer pursuant to Section 4 of this Agreement or any separate non-redemption agreement.

24. Confidentiality. Notwithstanding anything in this Agreement to the contrary, each of the SPAC, the Seller, ReserveOne and R-1 Holdings (i) shall not publicly disclose the name of Buyer or any of its Affiliates or advisers, or include the name of Buyer or any of its Affiliates or advisers in any press release, without the prior written consent of Buyer and (ii) shall not publicly disclose the name of Buyer or any of its Affiliates or advisers, or include the name of Buyer or any of its Affiliates or advisers in any filing with the SEC any regulatory agency or trading market, without the prior written consent of Buyer, except to the extent such disclosure is required by other laws, rules or regulations, or at the request of the staff of the SEC or other regulatory agency, in which case the SPAC shall provide Buyer with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Buyer regarding such disclosure. Buyer will promptly provide any information reasonably requested by the SPAC for any regulatory application or filing made or approval sought in connection with the transactions contemplated by this Agreement.

25. Termination. This Agreement shall terminate on the earliest of (i) the failure of the SPAC’s shareholders to approve the Amendments on or prior to August 2, 2026, (ii) the liquidation or dissolution of the SPAC, (iii) the mutual written agreement of the parties hereto, or (iv) the failure of the Business Combination Agreement to be terminated as of the date hereof pursuant to the BCA Termination Agreement. Upon termination of this Agreement, all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof; provided that Sections 14 – 17 and 19-24 shall survive any such termination in accordance with their respective terms; and provided further that nothing herein will relieve any party from liability for any willful and material breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. In addition, upon termination of this Agreement, the Registration Rights Joinder, the Letter Agreement Joinder and the Warrant Assignment which the Buyer has executed shall be null and void and of no further force and effect.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, ReserveOne and R-1 Holdings have executed this Agreement as of the date first above written.

RESERVEONE:

RESERVEONE, INC.

By:
Name:	Jaime Leverton
Title:	Chief Executive Officer

R-1 HOLDINGS:

RESERVEONE HOLDINGS, INC.

By:
Name:	Jaime Leverton
Title:	Chief Executive Officer

[Signature Page to Voting Support and Non-Redemption Agreement]

IN WITNESS WHEREOF, the SPAC has executed this Agreement as of the date first above written.

SPAC:

M3-BRIGADE ACQUISITION V CORP.

By:
Name:
Title:

[Signature Page to Voting Support and Non-Redemption Agreement]

IN WITNESS WHEREOF, the Seller has executed this Agreement as of the date first above written.

SELLER:

MI7 SPONSOR, LLC

By:
Name:	Thomas Boychuk
Title:	Chief Financial Officer

[Signature Page to Voting Support and Non-Redemption Agreement]

IN WITNESS WHEREOF, the Buyer has executed or caused this Agreement to be executed by its duly authorized representative as of the date first above written.

BUYER:

[__________]

By:
Name:
Title:

Buyer Shares:

__________ Class A Shares

Transferred Warrants:

__________ Private Placement Warrants

[Signature Page to Voting Support and Non-Redemption Agreement]

Schedule A

Deferred Liabilities

[***]

[Schedule A to Voting Support and Non-Redemption Agreement]

Exhibit I

Form of Charter Amendment

[***]